Exhibit 99.1

GTY TECHNOLOGY HOLDINGS INC.
Unaudited Pro Forma Condensed Combined Financial INFORMATION

The accompanying unaudited pro forma condensed combined financial statement of GTY Technology Holdings Inc. (“GTY” or the “Company”) is presented to illustrate the estimated effects of the acquisition of Bonfire Interactive Ltd. (“Bonfire”), CityBase, Inc. (“CityBase”), eCivis Inc. (“eCivis”), Open Counter Enterprises Inc. (“Open Counter”), Questica Inc. and Questica USCDN Inc. (together, “Questica”) and Sherpa Government Solutions LLC (“Sherpa” and together with Bonfire, CityBase, eCivis, Open Counter and Questica, the “Acquired Companies”), which closed on February 19, 2019 (the “acquisition” or the “transaction”) on the historical financial position and results of operations of the Company and the Acquired Companies. In conjunction with the acquisition, GTY became the parent company of its predecessor entity, GTY Technology Holdings Inc., a blank check company incorporated in the Cayman Islands (“GTY Cayman”).

The unaudited pro forma condensed combined statement of operations is based upon and derived from and should be read in conjunction with the historical audited financial statements of the Company for the period from February 19, 2019 through December 31, 2019 (the “Successor Period”) and historical unaudited combined financial statements of the Acquired Companies for the period from January 1, 2019 through February 18, 2019 (the “Predecessor Period”).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 assumes that the acquisition was completed on January 1, 2019. The business combination was accounted for as an acquisition under ASC 805, pursuant to which GTY was treated as the accounting acquirer and the six Acquired Companies as the acquirees. This determination was primarily based on existing GTY Cayman shareholders (GTY shareholders following the business combination) having voting control, and GTY Cayman’s board of directors and management comprising the board of directors and management of GTY following the business combination. All six Acquired Companies were deemed the accounting predecessors.

The fair value of identifiable assets is determined primarily using the “income method,” which starts with a forecast of all expected future cash flows. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include: the amount and timing of projected future cash flows as well as estimated contributory asset charges; the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, among other factors.

The unaudited pro forma condensed combined financial statement includes identifiable intangible assets representing patents/developed technology, non-compete agreements, customer lists and tradenames. The identifiable intangible assets will be amortized on a straight-line basis as shown below:

Economic
Life (Years)

Patents / Developed Technology	6-10
Trade Names / Trademarks	1 - 13
Customer Relationships	10
Non-Compete Agreements	3

The unaudited pro forma condensed combined financial statements have been prepared by management in accordance with the Rule 8-05 of Regulation S-X, and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the acquisition. In addition, the accompanying unaudited pro forma combined statement of operations does not include any pro forma adjustments to reflect operational efficiencies, expected cost savings or economies of scale which may be achievable or the impact of any non-recurring charges and one-time transaction related costs that result directly from the transaction. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have continuing impact on the combined results of operations.

This unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s historical unaudited financial statements and accompanying notes for the Successor Period, and the Acquired Companies’ historical audited financial statements for the Predecessor Period, and accompanying notes incorporated by reference in this prospectus.

Description of Transaction

On February 19, 2019 (the “Closing Date”), the Company acquired the Acquired Companies and became the parent company of its predecessor entity, GTY Cayman. Prior to such acquisitions, GTY Cayman did not engage in any operations nor generate any revenues.

The following table represents the allocation of consideration to the assets acquired and liabilities assumed at their estimated acquisition-date fair values (amounts in thousands):

	Bonfire	CityBase	eCivis	OpenCounter	Questica	Sherpa	Total
Cash	$4,641	$2,191	$136	$107	$6,762	$632	$14,469
Accounts receivable, net	323	1,018	720	46	1,257	587	3,951
Prepaid expense and other current assets	607	170	340	-	77	33	1,227
Fixed assets	118	500	56	29	182	2	887
Loan receivable - related party	-	175	-	-	-	-	175
Right of use assets	1,315	-	901	-	296	-	2,512
Other assets	369	783	30	-	1,061	-	2,243
Intangible assets	22,870	45,914	11,926	10,332	33,329	4,226	128,597
Goodwill	81,665	106,357	48,387	21,956	57,971	2,497	318,833
Accounts payable and accrued expenses	(1,085)	(1,192)	(586)	(124)	(909)	(188)	(4,084)
Contract liabilities	(1,221)	(816)	(1,635)	(483)	(2,774)	-	(6,929)
Lease liability - short term	(366)	-	-	-	(296)	-	(662)
Deferred tax liability	(6,800)	(6,153)	(3,337)	(2,434)	(10,147)	-	(28,871)
Other current liabilities	-	-	(3)	(491)	(767)	-	(1,261)
Capital lease obligations - current portion	-	(139)	-	-	-	-	(139)
Contract and other long-term liabilities	(60)	(1,646)	(56)	-	-	-	(1,762)
Capital lease obligation, less current portion	-	(262)	-	-	-	-	(262)
Long term debt	-	-	-	(525)	-	-	(525)
Lease liability - long term	(1,002)	-	(901)	-	-	-	(1,903)
Contingent consideration - pre-existing	-	-	(790)	-	(1,237)	-	(2,027)
Total consideration	$101,374	$146,900	$55,188	$28,413	$84,805	$7,789	$424,469

Pro forma results have been prepared by adjusting the Acquired Companies’ historical assuming the acquisition had occurred at the beginning of January 1, 2019. The unaudited pro forma results presented do not necessarily reflect the results of operations that would have resulted had the acquisition been completed at the beginning of January 1, 2019, nor does it indicate the results of operations in future periods. Additionally, the unaudited pro forma results do not include the impact of possible business model changes, nor does it consider any potential impacts of current market conditions on revenues, reduction of expenses, asset dispositions, or other factors.

Unaudited Pro Forma Combined Statement of Operations — Year Ended December 31, 2019
(Dollars in Thousands, Except per Share Amounts)

	A	B
	Successor	Predecessor
	February 19, 2019 through December 31, 2019	January 1, 2019 through February 18, 2019	Adjustments		Combined

Total revenue	$31,515	4,928	(1,416)	C	$35,027
Cost of goods sold	11,928	1,614	-		13,542
Gross profit	19,587	3,314	(1,416)		21,485

Costs and Expenses:
Sales and marketing	13,088	1,394	-		14,482
General and administrative	23,010	1,712	-		24,722
Research and development	11,546	1,580	-		13,126
Amortization of intangible assets	12,809	32	1,968	E	14,809
Acquisition costs	36,988	151	(37,139)	D	-
Goodwill impairment expense	32,198	-
Change in fair value of contingent consideration	(6,135)	-
	123,504	4,869	(35,171)		67,139

Operating loss	(103,917)	(1,555)	33,755		(45,654)

Other income (expense):
Interest income (expense)	225	(170)	-		55
Loss from repurchase of shares	(1,032)
Other income (expense)	472	12	-		484
Total other income (expense), net	(335)	(158)	-		539

Net loss before income taxes	(104,252)	(1,713)	33,755		(45,115)
Benefit from income taxes	8,595	-	-		8,595
Net loss	$(95,657)	(1,713)	33,755		$(36,520)

Net loss per share, basic and diluted	$(1.89)				$(0.72)
Weighted average common shares outstanding, basic and diluted	50,687				50,687

Notes to the Unaudited Condensed Combined Pro forma Statement of Operations - Year Ended December 31, 2019

A.	Derived from the audited statement operations of the Company from February 19, 2019 through December 31, 2019, the Successor Period.

B.	Derived from the audited statement operations of the Acquired Companies from January 1, 2019 through February 18, 2019, the Predecessor Period.

C.	To reflect an adjustment to Predecessor Period revenue related to a corresponding reduction in contract liabilities as part of the acquisition.

D.	To eliminate the acquisition costs related to the transaction included in the Successor Period and Predecessor Period.

E.	Adjust the amortization of intangible assets for a full year ended December 31, 2019.

	Life (Years)	Bonfire	CityBase	eCivis	OpenCounter	Questica	Sherpa	Gross Total	1st Quarter Amortization

Patents / Developed Technology	6-10	$11,964	$31,987	$3,315	$5,829	$6,090	$899	$60,084	$1,852
Trade Names / Trademarks	1 - 13	3,491	7,816	1,722	1,222	1,880	217	16,348	$410
Customer Relationships	10	7,172	5,660	6,744	3,174	25,229	3,024	51,003	$1,258
Non-Compete Agreements	3	243	451	145	107	130	86	1,162	$95
		$22,870	$45,914	$11,926	$10,332	$33,329	$4,226	$128,597	$3,615